UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2018, Mr. Gary J. Daichendt gave notice that he would not stand for re-election to the Board of Directors of NCR Corporation (“NCR”) at NCR’s 2018 annual meeting of stockholders (the “Annual Meeting”), which will take place on April 25, 2018. Accordingly, Mr. Daichendt’s term as a member of NCR’s Board of Directors, and his membership on the Board’s Compensation and Human Resource Committee and Committee on Directors and Governance, will end at the completion of the Annual Meeting. Bill Nuti, Chairman and Chief Executive Officer of NCR, said: “Gary has been a hard-working, outstanding member of our Board since 2006. Like other tenured board members, Gary has helped steer NCR through a number of important, transformative events. On behalf of our Board of Directors, stockholders and employees, we thank Gary for his service to NCR and wish him all the best.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: March 8, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary